Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports 2022 Financial Results

Easton, Maryland (01/26/2023) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported net income of $8.407 million or $0.42 per diluted common share for the fourth quarter of 2022, compared to net income of $9.658 million or $0.49 per diluted common share for the third quarter of 2022, and net income of $2.723 million or $0.16 per diluted common share for the fourth quarter of 2021. Net income for the fiscal year of 2022 was $31.177 million or $1.57 per diluted common share, compared to net income for the fiscal year of 2021 of $15.368 million or $1.17 per diluted common share. Net income, excluding merger related expenses, for the fourth quarter of 2022 was $9.123 million or $0.46 per diluted common share, compared to net income, excluding merger related expenses, of $9.774 million or $0.49 per diluted common share for the third quarter of 2022 and net income, excluding merger related expenses, of $7.914 million or $0.46 per diluted common share for the fourth quarter 2021. Net income, excluding merger related expenses, for the fiscal year of 2022 was $32.728 million or $1.65 per diluted common share compared to net income for the fiscal year of 2021 of $21.237 million or $1.62 per diluted common share. On December 14, 2022, the Company and The Community Financial Corporation (“TCFC”) announced that they had entered into a merger agreement pursuant to which TCFC will be merged with and into the Company. The Company anticipates additional merger-related expenses due to the pending TCFC acquisition.

When comparing net income, excluding merger related expenses, for the fourth quarter of 2022 to the third quarter of 2022, net income decreased $651 thousand due to a decrease in net interest income of $372 thousand and an increase in noninterest expense of $1.3 million partially offset by an increase in noninterest income of $518 thousand and a decrease in provision for credit losses of $225 thousand. When comparing net income, excluding merger related expenses, for the fourth quarter of 2022 to the fourth quarter of 2021, net income increased $1.2 million primarily due to increases in net interest income of $6.3 million and noninterest income of $733 thousand offset by increases in noninterest expense of $4.2 million due to the acquisition of Severn Bank (“Severn”) in November of 2021.

“We are pleased to report our fourth quarter earnings and fiscal year 2022 financial results” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “In 2022, we experienced significant loan growth of just over 20% and successful integration of Severn. With the recent announcement of our pending merger with TCFC, we expect the future of the combined organizations to be very promising given our ability to help customers with higher loan limits, make greater investments in technology and increased career opportunities for employees.”

Balance Sheet Review

Total assets were $3.477 billion at December 31, 2022, a $17.1 million, or less than 1.0%, increase when compared to $3.460 billion at the end of 2021. During 2022, the Company shifted its asset mix by deploying cash and cash equivalents into higher yielding assets which consisted of loans and investment securities. As of December 31, 2022, the Company had 4 Paycheck Protection Program (“PPP’) loans totaling $187 thousand that were outstanding.

Total deposits decreased $16.5 million, or less than 1%, when compared to December 31, 2021. The decrease in total deposits was due to decreases in money market and savings accounts of $85.7 million, noninterest-bearing deposits of $65.5 million and time deposits of $35.2 million, partially offset by an increase in interest bearing checking accounts of $170.0 million.

Total stockholders’ equity increased $13.6 million, or 3.9%, when compared to December 31, 2021, primarily due to current year earnings, partially offset by an increase in unrealized losses on available for sale securities of $9.1 million. At December 31, 2022, the ratio of total equity to total assets was 10.48% and the ratio of total tangible equity to total tangible assets was 8.67% compared to 10.14% and 8.25% at the end of 2021, respectively.

Review of Quarterly Financial Results

Net interest income was $26.9 million for the fourth quarter of 2022, compared to $27.3 million for the third quarter of 2022 and $20.6 million for the fourth quarter of 2021. The decrease in net interest income when compared to the third quarter of 2022 was primarily due to increases in interest expense on interest-bearing deposits of $2.0 million. In addition, the decrease in the average balance on deposits with other banks of $187.3 million resulted in a decrease in interest income of $802 thousand, partially offset by an increase in interest and fees on loans of $1.7 million and interest on investment securities of $759 thousand. The improvement in interest and fees on loans was due to an increase in the average balance of loans of $140.0 million, or 6.0%. The decrease in interest on deposits at other banks was due to the utilization of cash to fund loan growth with higher yields. The increase in interest on taxable investment securities was driven by an increase in the rates of 33bps and an increase in the average balance within these securities of $43.1 million, or 7.0%.

The increase in net interest income when compared to the fourth quarter of 2021 was primarily due to increases in interest and fees on loans of $7.1 million, interest on taxable investment securities of $2.3 million and interest on deposits with other banks of $495 thousand, partially offset by expense increases in interest-bearing deposits of $3.3 million, short term borrowings of $69 thousand and long-term borrowings of $228 thousand.

The Company’s net interest margin decreased to 3.35% for the fourth quarter of 2022 from 3.38% for the third quarter of 2022 and increased compared to 2.87% for the fourth quarter of 2021. The decrease in net interest margin when compared to the third quarter of 2022 was primarily due to higher rates paid on interest bearing deposits and borrowings partially offset by higher yields on earning assets. The increase in net interest margin compared to the fourth quarter of 2021 was due to significantly higher volume as well as improved yields on all earning assets.

The provision for credit losses was $450 thousand for the three months ended December 31, 2022. The comparable amounts were $675 thousand and $(1.7) million for the three months ended September 30, 2022, and December 31, 2021, respectively. The decrease in the provision for credit losses during the fourth quarter of 2022 as compared to the prior quarters was primarily a result of eliminating pandemic related qualitative reserves in the fourth quarter of 2022. Net charge offs for the fourth quarter of 2022 were $84 thousand, compared to net recoveries of $119 thousand for the third quarter of 2022 and net recoveries of $142 thousand for the fourth quarter of 2021. The ratio of the allowance for credit losses to period-end loans, excluding PPP loans and acquired loans, was 0.78% at December 31, 2022, compared to 0.84% at September 30, 2022, and 0.96% at December 31, 2021. The decline in the percentage of the allowance from the third quarter of 2022 was primarily due to eliminating pandemic related qualitative reserves. The decline in the percentage of the allowance from the fourth quarter of 2021 was primarily the result of lower historical loss experience as well as eliminating pandemic related qualitative reserves.

At December 31, 2022 and September 30, 2022, nonperforming assets were $4.0 million and $2.8 million, respectively. The balance of nonperforming assets increased primarily due to an increase in loans 90 days past due still accruing of $1.2 million at December 31, 2022 compared to September 30, 2022. When comparing the fourth quarter of 2022 to the fourth quarter of 2021, nonperforming assets increased $902 thousand, or 29.6%, primarily due to increases in loans 90 days past due and still accruing of $1.3 million, or 262.4% which was a result of growth and timing of matured loans. Accruing TDRs decreased $1.3 million, or 22.3%, compared to the fourth quarter of 2021. The ratio of nonperforming assets and accruing TDRs to total assets at December 31, 2022, and September 30, 2022 was 0.24% and 0.21% respectively, and was 0.25% at December 31, 2021. In addition, the ratio of accruing TDRs to total loans at December 31, 2022 was 0.17% compared to 0.19% at September 30, 2022 and 0.27% at December 31, 2021.

Total noninterest income for the fourth quarter of 2022 increased $518 thousand, or 9.7%, when compared to the third quarter of 2022 and increased $733 thousand, or 14.3%, when compared to the fourth quarter of 2021. The increase compared to the third quarter of 2022 was primarily due to increases in revenue associated with the mortgage division of $887 thousand, or 130.4%, partially offset by decreases in other banking fees of $206 thousand, or 6.5% and service charges on deposit accounts of $163 thousand, or 10.8%. The increase in noninterest income when compared to the fourth quarter of 2021 was primarily due to increases in revenue associated with the mortgage division of $619 thousand, or 65.3% and, service charges on deposit accounts of $112 thousand, or 9.1%.

Total noninterest expense, excluding merger related expenses, for the fourth quarter of 2022 increased $1.3 million or 6.9%, when compared to the third quarter of 2022 and increased $4.2 million, or 26.1%, when compared to the fourth quarter of 2021. The increase in noninterest expense when compared to the third quarter of 2022 was primarily due to an increase in accruals on bonuses and group insurance in the fourth quarter. The increase from the fourth quarter of 2021 was primarily due to increases in salaries and wages, employee related benefits, occupancy expense, data processing, amortization of intangible assets and legal and professional fees, which were all significantly impacted by adding Severn and its operations and the addition of two new branches in 2022.

Review of 2022 Financial Results

Net interest income for 2022 was $101.3 million, an increase of $37.2 million, or 58.0%, when compared to 2021. The increase in net interest income was primarily due to an increase in total interest income of $43.7 million, or 62.2%, specifically interest and fees on loans of $34.3 million, or 53.0%. The improvement in interest and fees on loans was primarily due to the increase in the average balance of $725.2 million, or 46.2%, coupled with accretion income from acquired loans of $3.0 million for 2022. Taxable investment securities and interest on deposits with other banks increased $6.5 million and $2.8 million, respectively, partially offset by an increase in total interest expense of $6.5 million, or 107.7%. The increase in interest expense was primarily the result of an increase in the average balance of interest-bearing deposits of $684.5 million, or 47.5%. Interest on short term and long-term borrowings increased by $988 thousand due to short and long-term advances with the FHLB and junior subordinated debt acquired as part of the Severn acquisition. The long-term advances with the FHLB matured in October of 2022.

The provision for credit losses for 2022 and 2021 was $1.9 million and $(358) thousand, respectively. The increase in provision for credit losses was the result of an increase in loans held for investment in 2022 of $436.9 million. The ratio of the allowance to total loans decreased from 0.66% at December 31, 2021, to 0.65% at December 31, 2022. Excluding PPP loans and acquired loans, the ratio of the allowance for credit losses to period-end loans was 0.78% at December 31, 2022, lower than the 0.96% at December 31, 2021, primarily due to lower historical loss experience and the elimination of pandemic related qualitative factors.

Total noninterest income for 2022 increased $9.6 million, or 71.0%, when compared to the same period in 2021. The increase in noninterest income primarily consisted of revenue associated with the mortgage division of $4.3 million, service charges on deposit accounts of $2.3 million, revenue from Mid-Maryland Title of $1.1 million and other noninterest income of $1.2 million. The increase in other noninterest income was primarily due to increases in rental fee income of $1.3 million.

Total noninterest expense, excluding merger related expenses, for 2022 increased $29.9 million, or 62.0%, when compared to the same period in 2021. The increase was primarily the result of higher salaries, employee benefits, occupancy expense, other intangibles, data processing costs, other noninterest expenses, and FDIC insurance premiums due to significant increases in new and existing customers and the acquisition of Severn and its operations and the addition of two new branches in 2022. In addition, during 2022 the Company recorded merger-related expenses of $1.2 million due to the acquisition of Severn and $935 thousand due to the pending merger with TCFC.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the potential resurgence of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors.”

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Vance Adkins, Executive Vice President, and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2022	2021	Change		2022	2021	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$26,943	$20,639	30.5%		$101,302	$64,130	58.0%
Provision for credit losses	450	(1,723)	126.1		1,925	(358)	637.7
Noninterest income	5,862	5,129	14.3		23,086	13,498	71.0
Noninterest expense	21,000	23,497	(10.6)		80,322	56,806	41.4
Income before income taxes	11,355	3,994	184.3		42,141	21,180	99.0
Income tax expense	2,948	1,271	131.9		10,964	5,812	88.6
Net income	$8,407	$2,723	208.7		$31,177	$15,368	102.9

Return on average assets	0.97%	0.36%	61	bp	0.90%	0.66%	24	bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP (2)	1.09	1.07	2		0.99	0.95	4
Return on average equity	9.22	3.59	563		8.76	6.86	190
Return on average tangible equity - Non-GAAP (1), (2)	12.83	13.06	(23)		11.96	11.34	62
Net interest margin	3.35	2.87	48		3.15	2.94	21
Efficiency ratio - GAAP	64.01	91.19	(2,718)		64.57	73.18	(861)
Efficiency ratio - Non-GAAP (1), (2)	59.59	60.13	(54)		61.21	61.15	6

PER SHARE DATA
Basic and diluted net income per common share	$0.42	$0.16	167.1%		$1.57	$1.17	34.1%

Dividends paid per common share	$0.12	$0.12	—		$0.48	$0.48	—
Book value per common share at period end	18.34	17.71	3.6
Tangible book value per common share at period end - Non-GAAP (1)	14.87	14.12	5.3
Market value at period end	17.43	20.85	(16.4)
Market range:
High	20.85	23.19	(10.1)		21.41	23.19	(7.7)
Low	17.04	17.50	(2.6)		17.04	12.99	31.2

AVERAGE BALANCE SHEET DATA
Loans	$2,467,324	$1,887,126	30.7%		$2,293,627	$1,568,468	46.2%
Investment securities	661,968	468,724	41.2		589,842	329,890	78.8
Earning assets	3,206,591	2,842,097	12.8		3,220,672	2,185,123	47.4
Assets	3,441,079	3,037,262	13.3		3,444,981	2,317,597	48.6
Deposits	3,006,734	2,547,151	18.0		3,014,109	2,015,624	49.5
Stockholders' equity	361,623	301,095	20.1		355,850	224,055	58.8

CREDIT QUALITY DATA
Net (recoveries) /chargeoffs	$84	$(142)	159.2%		$(774)	$(414)	(87.0)%

Nonaccrual loans	$1,908	$2,004	(4.8)
Loans 90 days past due and still accruing	1,841	508	262.4
Other real estate owned	197	532	(63.0)
Total nonperforming assets	3,946	3,044	29.6
Accruing troubled debt restructurings (TDRs)	4,405	5,667	(22.3)
Total nonperforming assets and accruing TDRs	$8,351	$8,711	(4.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.48%	10.14%	34	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.67	8.25	42

Annualized net (recoveries) to average loans	0.01	(0.03)	4		(0.03)%	(0.03)%	—	bp

Allowance for credit losses as a percent of:
Period-end loans (3)	0.65	0.66	(1)
Period-end loans (4)	0.78	0.96	(18)
Nonaccrual loans	872.27	695.81	17,646
Nonperforming assets	421.77	458.08	(3,631)
Accruing TDRs	377.82	246.06	13,176
Nonperforming assets and accruing TDRs	199.29	160.07	3,922

As a percent of total loans:
Nonaccrual loans	0.07	0.09	(2)
Accruing TDRs	0.17	0.27	(10)
Nonaccrual loans and accruing TDRs	0.25	0.36	(11)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.15	0.14	1
Nonperforming assets and accruing TDRs	0.33	0.41	(8)

As a percent of total assets:
Nonaccrual loans	0.05	0.06	(1)
Nonperforming assets	0.11	0.09	2
Accruing TDRs	0.13	0.16	(3)
Nonperforming assets and accruing TDRs	0.24	0.25	(1)

(1)	See the reconciliation table that begins on page 14 of 15.
(2)	This ratio excludes merger related expenses (Non-GAAP) on page 5.
(3)	As of December 31, 2022 and December 31, 2021, these ratios include all loans held for investment, including PPP loans of $187 thousand and $27.6 million, respectively.
(4)	As of December 31, 2022 and December 31, 2021, these ratios exclude PPP loans, acquired loans, and the associated purchase discount mark on the acquired loans from both Severn and Northwest.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

			December 31, 2022
	December 31,	December 31,	compared to
	2022	2021	December 31, 2021
ASSETS
Cash and due from banks	$37,661	$16,919	122.6
Interest-bearing deposits with other banks	17,838	566,694	(96.9)
Cash and cash equivalents	55,499	583,613	(90.5)

Investment securities available for sale (at fair value)	83,587	116,982	(28.5)
Investment securities held to maturity (at amortized cost)	559,455	404,594	38.3
Equity securities, at fair value	1,233	1,372	(10.1)
Restricted securities	11,169	4,159	168.6

Loans held for sale, at fair value	4,248	37,749	(88.7)

Loans held for investment	2,556,107	2,119,175	20.6
Less: allowance for credit losses	(16,643)	(13,944)	19.4
Loans, net	2,539,464	2,105,231	20.6

Premises and equipment, net	51,488	51,624	(0.3)
Goodwill	63,266	63,421	(0.2)
Other intangible assets, net	5,547	7,535	(26.4)
Other real estate owned, net	197	532	(63.0)
Mortgage servicing rights, at fair value	5,275	4,087	29.1
Right of use assets, net	9,629	11,370	(15.3)
Cash surrender value on life insurance	59,218	47,935	23.5
Other assets	28,001	19,932	40.5
Total assets	$3,477,276	$3,460,136	0.5

LIABILITIES
Noninterest-bearing deposits	$862,015	$927,497	(7.1)
Interest-bearing deposits	2,147,769	2,098,739	2.3
Total deposits	3,009,784	3,026,236	(0.5)

Securities sold under retail repurchase agreements	—	4,143	(100.0)
Advances from FHLB - short-term	40,000	—	—
Advances from FHLB - long-term	—	10,135	(100.0)
Subordinated debt	43,072	42,762	0.7
Total borrowings	83,072	57,040

Lease liabilities	9,908	11,567	(14.3)
Accrued expenses and other liabilities	10,227	14,600	(30.0)
Total liabilities	3,112,991	3,109,443	0.1

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	199	198	0.5
Additional paid in capital	201,494	200,473	0.5
Retained earnings	171,613	149,966	14.4
Accumulated other comprehensive (loss) income	(9,021)	56	(16,208.9)
Total stockholders' equity	364,285	350,693	3.9
Total liabilities and stockholders' equity	$3,477,276	$3,460,136	0.5

Period-end common shares outstanding	19,865	19,808	0.3
Book value per common share	$18.34	$17.71	3.6

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Year Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
INTEREST INCOME
Interest and fees on loans	$27,664	$20,564	34.5%	$99,122	$64,795	53.0%
Interest on investment securities:
Taxable	3,945	1,663	137.2	11,507	5,006	129.9
Tax-exempt	6	—	100.0	6	—	100.0
Interest on deposits with other banks	664	169	292.9	3,210	368	772.3
Total interest income	32,279	22,396	44.1	113,845	70,169	62.2

INTEREST EXPENSE
Interest on deposits	4,554	1,272	258.0	9,983	4,461	123.8
Interest on short-term borrowings	72	3	2,300.0	74	8	825.0
Interest on long-term borrowings	710	482	47.3	2,486	1,570	58.3
Total interest expense	5,336	1,757	203.7	12,543	6,039	107.7

NET INTEREST INCOME	26,943	20,639	30.5	101,302	64,130	58.0
Provision for credit losses	450	(1,723)	126.1	1,925	(358)	637.7

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	26,493	22,362	18.5	99,377	64,488	54.1

NONINTEREST INCOME
Service charges on deposit accounts	1,346	1,234	9.1	5,652	3,396	66.4
Trust and investment fee income	401	522	(23.2)	1,784	1,881	(5.2)
Gains on sales and calls of investment securities	—	—	—	—	2	—
Interchange credits	1,280	1,043	22.7	4,812	3,964	21.4
Mortgage-banking revenue	1,567	948	65.3	5,210	948	449.6
Title Company revenue	194	247	(21.5)	1,340	247	442.5
Other noninterest income	1,074	1,135	(5.4)	4,288	3,060	40.1
Total noninterest income	5,862	5,129	14.3	23,086	13,498	71.0

NONINTEREST EXPENSE
Salaries and wages	8,909	7,727	15.3	35,931	21,222	69.3
Employee benefits	2,786	2,271	22.7	9,908	7,262	36.4
Occupancy expense	1,694	1,263	34.1	6,242	3,690	69.2
Furniture and equipment expense	648	385	68.3	2,018	1,553	29.9
Data processing	1,856	1,487	24.8	6,890	5,001	37.8
Directors' fees	222	170	30.6	839	620	35.3
Amortization of intangible assets	460	381	20.7	1,988	734	170.8
FDIC insurance premium expense	315	362	(13.0)	1,426	1,015	40.5
Other real estate owned, net	13	(2)	750.0	65	4	1,525.0
Legal and professional fees	636	150	324.0	2,840	1,742	63.0
Merger related expenses	967	7,615	(87.3)	2,098	8,530	(75.4)
Other noninterest expenses	2,494	1,688	47.7	10,077	5,433	85.5
Total noninterest expense	21,000	23,497	(10.6)	80,322	56,806	41.4

Income before income taxes	11,355	3,994	184.3	42,141	21,180	99.0
Income tax expense	2,948	1,271	131.9	10,964	5,812	88.6

NET INCOME	$8,407	$2,723	208.7	$31,177	$15,368	102.9

Weighted average shares outstanding - basic	19,862	17,180	15.6	19,847	13,119	51.3
Weighted average shares outstanding - diluted	19,862	17,180	15.6	19,847	13,119	51.3

Basic and diluted net income per common share	$0.42	$0.16	167.1	$1.57	$1.17	34.1

Dividends paid per common share	0.12	0.12	—	0.48	0.48	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2022		2021		2022		2021
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$2,467,324	4.45%	$1,887,126	4.33%	$2,293,627	4.33%	$1,568,468	4.14%
Investment securities
Taxable	661,519	2.39	468,724	1.42	589,729	1.95	329,890	1.52
Tax-exempt (1)	449	6.24	—	—	113	6.19	—	—
Interest-bearing deposits	77,299	3.40	486,247	0.14	337,203	0.95	286,765	0.13
Total earning assets	3,206,591	4.00%	2,842,097	3.11%	3,220,672	3.54%	2,185,123	3.21%
Cash and due from banks	29,358		22,625		18,158		19,838
Other assets	221,599		188,399		221,592		127,704
Allowance for credit losses	(16,469)		(15,859)		(15,441)		(15,068)
Total assets	$3,441,079		$3,037,262		$3,444,981		$2,317,597

Interest-bearing liabilities
Demand deposits	$670,424	1.31%	$494,081	0.14%	$638,105	0.61%	$450,399	0.14%
Money market and savings deposits	1,043,076	0.60	1,001,115	0.26	1,043,032	0.35	695,056	0.21
Certificates of deposit $100,000 or more	217,051	0.79	174,268	0.49	239,927	0.57	144,209	0.84
Other time deposits	205,293	0.62	173,975	0.50	204,536	0.56	151,429	0.78
Interest-bearing deposits	2,135,844	0.85	1,843,439	0.27	2,125,600	0.47	1,441,093	0.31
Securities sold under retail repurchase
agreements and federal funds purchased	—	—	3,972	0.30	683	0.29	3,017	0.27
Advances from FHLB - short-term	7,391	3.86	—	—	1,863	3.86	—	—
Advances from FHLB - long-term	653	(6.08)	6,630	2.21	7,701	0.45	1,671	0.60
Subordinated debt	43,031	6.64	36,589	5.12	42,917	5.71	27,528	5.67
Total interest-bearing liabilities	2,186,919	0.96%	1,890,630	0.37%	2,178,764	0.57%	1,473,309	0.41%
Noninterest-bearing deposits	870,890		703,712		888,509		574,531
Accrued expenses and other liabilities	21,647		141,825		21,858		45,702
Stockholders' equity	361,623		301,095		355,850		224,055
Total liabilities and stockholders' equity	$3,441,079		$3,037,262		$3,444,981		$2,317,597

Net interest spread		3.04%		2.74%		2.97%		2.80%
Net interest margin		3.35%		2.87%		3.15%		2.94%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Q4 2022		Q4 2022
	2022	2022	2022	2022	2021	compared to		compared to
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2022		Q4 2021
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$26,981	$27,350	$24,656	$22,469	$20,652	(1.3)%		30.6%
Less: Taxable-equivalent adjustment	40	35	38	39	13	14.3		207.7
Net interest income	26,943	27,315	24,618	22,430	20,639	(1.4)		30.5
Provision for credit losses	450	675	200	600	(1,723)	(33.3)		126.1
Noninterest income	5,862	5,344	5,833	6,046	5,129	9.7		14.3
Noninterest expense	21,000	18,899	20,094	20,332	23,497	11.1		(10.6)
Income before income taxes	11,355	13,085	10,157	7,544	3,994	(13.2)		184.3
Income tax expense	2,948	3,427	2,658	1,931	1,271	(14.0)		131.9
Net income	$8,407	$9,658	$7,499	$5,613	$2,723	(13.0)		208.7

Return on average assets	0.97%	1.11%	0.88%	0.65%	0.36%	(14	)bp	61	bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP (2)	1.09	1.17	0.94	0.76	1.07	(8)		2
Return on average equity	9.22	10.72	8.52	6.45	3.59	(150)		563
Return on average tangible equity - Non-GAAP (1)	12.83	13.98	11.41	9.40	13.06	(115)		(23)
Net interest margin	3.35	3.38	3.10	2.78	2.87	(3)		48
Efficiency ratio - GAAP	64.01	57.87	65.99	71.40	91.19	614		(2,718)
Efficiency ratio - Non-GAAP (1), (2)	59.59	55.79	63.44	66.93	60.13	380		(54)

PER SHARE DATA
Basic and diluted net income per common share	$0.42	$0.49	$0.38	$0.28	$0.16	(13.6)%		164.5%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	18.34	17.99	17.77	17.73	17.71	1.9		3.6
Tangible book value per common share at period end - Non-GAAP (1)	14.87	14.50	14.26	14.19	14.12	2.6		5.3
Market value at period end	17.43	17.32	18.50	20.48	20.85	0.6		(16.4)
Market range:
High	20.85	20.50	21.21	21.41	23.19	1.7		(10.1)
Low	17.04	17.29	17.91	19.34	17.50	(1.4)		(2.6)

AVERAGE BALANCE SHEET DATA
Loans	$2,467,324	$2,327,279	$2,217,139	$2,135,734	$1,887,126	6.0%		30.7%
Investment securities	661,968	618,378	546,252	531,017	468,724	7.0		41.2
Earning assets	3,206,591	3,210,233	3,189,926	3,253,549	2,842,097	(0.1)		12.8
Assets	3,441,079	3,444,365	3,419,168	3,477,481	3,037,262	(0.1)		13.3
Deposits	3,006,734	3,012,658	2,993,098	3,044,213	2,547,151	(0.2)		18.0
Stockholders' equity	361,623	357,383	353,192	353,011	301,095	1.2		20.1

CREDIT QUALITY DATA
Net (recoveries) / chargeoffs	$84	$(119)	$(573)	$(166)	$(142)	170.6%		159.2%

Nonaccrual loans	$1,908	$1,949	$2,693	$2,848	$2,004	(2.1)		(4.8)
Loans 90 days past due and still accruing	1,841	644	803	459	508	185.9		262.4
Other real estate owned	197	197	197	561	532	—		(63.0)
Total nonperforming assets	$3,946	$2,790	$3,693	$3,868	$3,044	41.4		29.6

Accruing troubled debt restructurings (TDRs)	$4,405	$4,458	$4,894	$5,004	$5,667	(1.2)		(22.3)

Total nonperforming assets and accruing TDRs	$8,351	$7,248	$8,587	$8,872	$8,711	15.2		(4.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.48%	10.36%	10.25%	10.07%	10.14%	12	bp	34	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.67	8.52	8.39	8.22	8.25	15		42

Annualized net (recoveries) to average loans	0.01	(0.02)	(0.10)	(0.03)	(0.03)	3		4

Allowance for credit losses as a percent of:
Period-end loans (3)	0.65	0.68	0.68	0.67	0.66	(3)		(1)
Period-end loans (4)	0.78	0.84	0.89	0.92	0.96	(6)		(18)
Nonaccrual loans	872.27	835.15	574.94	516.50	695.81	3,712		17,646
Nonperforming assets	421.77	583.41	419.25	380.30	458.08	(16,164)		(3,631)
Accruing TDRs	377.82	365.12	316.37	293.96	246.06	1,270		13,176
Nonperforming assets and accruing TDRs	199.29	224.57	180.31	165.80	160.07	(2,528)		3,922

As a percent of total loans:
Nonaccrual loans	0.07	0.08	0.12	0.13	0.09	(1)		(2)
Accruing TDRs	0.17	0.19	0.22	0.23	0.27	(2)		(10)
Nonaccrual loans and accruing TDRs	0.25	0.27	0.34	0.36	0.36	(2)		(11)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.15	0.12	0.16	0.18	0.14	3		1
Nonperforming assets and accruing TDRs	0.33	0.30	0.38	0.41	0.41	3		(8)

As a percent of total assets:
Nonaccrual loans	0.05	0.06	0.08	0.08	0.06	(1)		(1)
Nonperforming assets	0.11	0.08	0.11	0.11	0.09	3		2
Accruing TDRs	0.13	0.13	0.14	0.14	0.16	—		(3)
Nonperforming assets and accruing TDRs	0.24	0.21	0.25	0.25	0.25	3		(1)

(1)	See the reconciliation table that begins on page 14.
(2)	This ratio excludes merger related expenses (Non-GAAP) on page 10.
(3)	Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)	For all periods shown, these ratios exclude PPP loans, acquired loans, and the associated purchase discount mark on the acquired loans from both Severn and Northwest.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q4 2022	Q4 2022
						compared to	compared to
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2022	Q4 2021
INTEREST INCOME
Interest and fees on loans	$27,664	$25,924	$23,452	$22,085	$20,564	6.7%	34.5%
Interest on investment securities:
Taxable	3,945	3,186	2,392	1,985	1,663	23.8	137.2
Tax-exempt	6	—	—	—	—	100.0	100.0
Interest on deposits with other banks	664	1,466	826	254	169	(54.7)	292.9
Total interest income	32,279	30,576	26,670	24,324	22,396	5.6	44.1

INTEREST EXPENSE
Interest on deposits	4,554	2,561	1,511	1,358	1,272	77.8	258.0
Interest on short-term borrowings	72	—	—	2	3	100.0	2,300.0
Interest on long-term borrowings	710	700	541	534	482	1.4	47.3
Total interest expense	5,336	3,261	2,052	1,894	1,757	63.6	203.7

NET INTEREST INCOME	26,943	27,315	24,618	22,430	20,639	(1.4)	30.5
Provision for credit losses	450	675	200	600	(1,723)	(33.3)	126.1

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	26,493	26,640	24,418	21,830	22,362	(0.6)	18.5

NONINTEREST INCOME
Service charges on deposit accounts	1,346	1,509	1,438	1,359	1,234	(10.8)	9.1
Trust and investment fee income	401	421	447	514	522	(4.8)	(23.2)
Interchange credits	1,280	1,241	1,253	1,038	1,043	3.1	22.7
Mortgage-banking revenue	1,567	680	1,096	1,867	948	130.4	65.3
Title Company revenue	194	397	426	323	247	(51.1)	(21.5)
Other noninterest income	1,074	1,096	1,173	945	1,135	(2.0)	(5.4)
Total noninterest income	5,862	5,344	5,833	6,046	5,129	9.7	14.3

NONINTEREST EXPENSE
Salaries and wages	8,909	8,562	8,898	9,562	7,727	4.1	15.3
Employee benefits	2,786	2,191	2,269	2,662	2,271	27.2	22.7
Occupancy expense	1,694	1,496	1,485	1,567	1,263	13.2	34.1
Furniture and equipment expense	648	533	411	429	385	21.6	68.3
Data processing	1,856	1,759	1,668	1,607	1,487	5.5	24.8
Directors' fees	222	217	210	190	170	2.3	30.6
Amortization of intangible assets	460	499	511	517	381	(7.8)	20.7
FDIC insurance premium expense	315	339	429	343	362	(7.1)	(13.0)
Other real estate owned expenses, net	13	1	57	(6)	(2)	1,200.0	750.0
Legal and professional fees	636	756	811	637	150	(15.9)	324.0
Merger related expenses	967	159	241	730	7,615	508.2	(87.3)
Other noninterest expenses	2,494	2,387	3,104	2,094	1,688	4.5	47.7
Total noninterest expense	21,000	18,899	20,094	20,332	23,497	11.1	(10.6)

Income before income taxes	11,355	13,085	10,157	7,544	3,994	(13.2)	184.3
Income tax expense	2,948	3,427	2,658	1,931	1,271	(14.0)	131.9

NET INCOME	$8,407	$9,658	$7,499	$5,613	$2,723	(13.0)	208.7

Weighted average shares outstanding - basic	19,862	19,852	19,847	19,828	17,180	0.1	15.6
Weighted average shares outstanding - diluted	19,862	19,852	19,847	19,828	17,180	0.1	15.6

Basic and diluted net income per common share	$0.42	$0.49	$0.38	$0.28	$0.16	(13.6)	164.5

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q4 2022	Q4 2022
											compared to	compared to
	Q4 2022		Q3 2022		Q2 2022		Q1 2022		Q4 2021		Q3 2022	Q4 2021
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$2,467,324	4.45%	$2,327,279	4.43%	$2,217,139	4.25%	$2,135,734	4.20%	$1,887,126	4.33%	6.0%	30.7%
Investment securities
Taxable	661,519	2.39	618,378	2.06	546,252	1.75	531,017	1.49	468,724	1.42	7.0	41.1
Tax-exempt (1)	449	6.24	—	—	—	—	—	—	—	—	100.0	100.0
Interest-bearing deposits	77,299	3.40	264,576	2.20	426,535	0.78	586,798	0.18	486,247	0.14	(70.8)	(84.1)
Total earning assets	3,206,591	4.00%	3,210,233	3.78%	3,189,926	3.36%	3,253,549	3.01%	2,842,097	3.11%	(0.1)	12.8
Cash and due from banks	29,358		31,724		26,162		(15,253)		22,625		(7.5)	29.8
Other assets	221,599		218,163		218,353		253,424		188,399		1.6	17.6
Allowance for credit losses	(16,469)		(15,755)		(15,273)		(14,239)		(15,859)		4.5	3.8
Total assets	$3,441,079		$3,444,365		$3,419,168		$3,477,481		$3,037,262		(0.1)	13.3

Interest-bearing liabilities
Demand deposits	$670,424	1.31%	$646,399	0.66%	$644,881	0.22%	$589,737	0.16%	$494,081	0.14%	3.7	35.7
Money market and savings deposits	1,043,076	0.60	1,034,580	0.35	1,019,295	0.21	1,075,791	0.23	1,001,115	0.26	0.8	4.2
Certificates of deposit $100,000 or more	217,051	0.79	222,697	0.55	234,325	0.58	286,587	0.40	174,268	0.49	(2.5)	24.6
Other time deposits	205,293	0.62	215,014	0.51	221,714	0.54	175,683	0.57	173,975	0.50	(4.5)	18.0
Interest-bearing deposits	2,135,844	0.85	2,118,690	0.48	2,120,215	0.29	2,127,798	0.26	1,843,439	0.27	0.8	15.9
Securities sold under retail repurchase agreements
and federal funds purchased	—	—	—	—	—	—	2,770	0.29	3,972	0.30	—	(100.0)
Advances from FHLB - short-term	7,391	3.86	—	—	—	—	—	—	—	—	100.0	100.0
Advances from FHLB - long-term	653	(6.08)	10,035	0.63	10,075	0.60	10,116	0.57	6,630	2.21	(93.5)	(90.2)
Subordinated debt	43,031	6.64	42,953	6.33	42,876	4.93	42,804	4.93	36,589	5.12	0.2	17.6
Total interest-bearing liabilities	2,186,919	0.96%	2,171,678	0.60%	2,173,166	0.38%	2,183,488	0.35%	1,890,630	0.37%	0.7	15.7
Noninterest-bearing deposits	870,890		893,968		872,883		916,415		703,712		(2.6)	23.8
Accrued expenses and other liabilities	21,647		21,336		19,927		24,567		141,825		1.5	(84.7)
Stockholders' equity	361,623		357,383		353,192		353,011		301,095		1.2	20.1
Total liabilities and stockholders' equity	$3,441,079		$3,444,365		$3,419,168		$3,477,481		$3,037,262		(0.1)	13.3

Net interest spread		3.04%		3.18%		2.98%		2.66%		2.74%
Net interest margin		3.35%		3.38%		3.10%		2.78%		2.87%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	12/31/2022	12/31/2021
The following reconciles return on average equity and return on average tangible equity (Note 1):

Net Income	$8,407	$9,658	$7,499	$5,613	$2,723	$31,177	$15,368
Net Income - annualized (A)	$33,354	$38,317	$30,078	$22,764	$10,803	$31,177	$15,368

Net income, excluding net amortization of intangible assets and merger related expenses	$9,463	$10,144	$8,054	$6,541	$8,176	$34,201	$22,279
Net income, excluding net amortization of intangible assets and merger related expenses - annualized (B)	$37,543	$40,245	$32,305	$26,527	$32,437	$34,201	$22,279

Return on average assets excluding net amortization of intangible assets and merger related expenses - Non-GAAP	1.09%	1.17%	0.94%	0.76%	1.07%	0.99%	0.95%

Average stockholders' equity (C)	$361,623	$357,383	$353,192	$353,011	$301,095	$355,850	$224,055
Less: Average goodwill and other intangible assets	(69,077)	(69,558)	(70,057)	(70,711)	(52,692)	(69,845)	(27,535)
Average tangible equity (D)	$292,546	$287,825	$283,135	$282,300	$248,403	$286,005	$196,520

Return on average equity (GAAP) (A)/(C)	9.22%	10.72%	8.52%	6.45%	3.59%	8.76%	6.86%
Return on average tangible equity (Non-GAAP) (B)/(D)	12.83%	13.98%	11.41%	9.40%	13.06%	11.96%	11.34%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$21,000	$18,899	$20,094	$20,332	$23,497	$80,322	$56,806
Less: Amortization of intangible assets	(460)	(499)	(511)	(517)	(381)	(1,988)	(734)
Merger Expenses	(967)	(159)	(241)	(730)	(7,615)	(2,098)	(8,530)
Adjusted noninterest expense (F)	$19,573	$18,241	$19,342	$19,085	$15,501	$76,236	$47,542

Net interest income (G)	26,943	27,315	24,618	22,430	20,639	101,302	64,130
Add: Taxable-equivalent adjustment	40	35	38	39	13	155	121
Taxable-equivalent net interest income (H)	$26,983	$27,350	$24,656	$22,469	$20,652	$101,457	$64,251

Noninterest income (I)	$5,862	$5,344	$5,833	$6,046	$5,129	$23,086	13,498
Less: Investment securities (gains)	—	—	—	—	—	—	(2)
Adjusted noninterest income (J)	$5,862	$5,344	$5,833	$6,046	$5,129	$23,086	$13,496

Efficiency ratio (GAAP) (E)/(G)+(I)	64.01%	57.87%	65.99%	71.40%	91.19%	64.57%	73.18%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	59.59%	55.79%	63.44%	66.93%	60.13%	61.21%	61.15%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$364,285	$357,221	$352,777	$351,864	$350,693
Less: Goodwill and other intangible assets	(68,813)	(69,288)	(69,787)	(70,299)	(70,956)
Tangible equity (M)	$295,472	$287,933	$282,990	$281,565	$279,737

Shares outstanding (N)	19,865	19,858	19,850	19,843	19,808

Book value per common share (GAAP) (L)/(N)	$18.34	$17.99	$17.77	$17.73	$17.71
Tangible book value per common share (Non-GAAP) (M)/(N)	$14.87	$14.50	$14.26	$14.19	$14.12

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$364,285	$357,221	$352,777	$351,864	$350,693
Less: Goodwill and other intangible assets	(68,813)	(69,288)	(69,787)	(70,299)	(70,956)
Tangible equity (P)	$295,472	$287,933	$282,990	$281,565	$279,737

Assets (Q)	$3,477,276	$3,446,804	$3,442,550	$3,494,497	$3,460,136
Less: Goodwill and other intangible assets	(68,813)	(69,288)	(69,787)	(70,299)	(70,956)
Tangible assets (R)	$3,408,463	$3,377,516	$3,372,763	$3,424,198	$3,389,180

Period-end equity/assets (GAAP) (O)/(Q)	10.48%	10.36%	10.25%	10.07%	10.14%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	8.67%	8.52%	8.39%	8.22%	8.25%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.